Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended quarterly report of WLMG Holdings, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Mitchem, President and Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.Such amended Quarterly Report on Form 10-Q for the period ending September 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such amended Quarterly Report on Form 10-Q for the period ending September 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of WLMG Holdings, Inc.

Date: April 7, 2010

WLMG Holdings, Inc.

By: /s/ Steven Mitchem
Steven Mitchem Principal Executive Officer, Director, President and Chief Executive Officer